Exhibit 10.1

FIRST AMENDMENT TO LEASE

North Slope One, LLC / Purple Innovation, LLC

THIS AMENDMENT (this “Amendment”) is entered into as of the 15th day of November, 2019, between NORTH SLOPE ONE, LLC, a Utah limited liability company (“Landlord”), and PURPLE INNOVATION, LLC, a Delaware limited liability company (“Tenant”). (Landlord and Tenant are referred to in this Amendment collectively as the “Parties” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Definitions. As used in this Amendment, each of the following terms shall have the indicated meaning, and any term used in this Amendment that is not defined shall have the same meaning as set forth in the Lease (defined below in this Paragraph 1), as amended by this Amendment:

“Additional Space” means the additional space being added to the Lease by this Amendment, described as the balance of the space on the first floor of the Building, consisting of approximately 12,492 usable square feet and approximately 14,697 rentable square feet, as shown on the attached Exhibit A.1.

“Existing Space” means the space covered by the Lease prior to this Amendment, described as follows:

(i) Suite 100 on the first floor of the Building, consisting of approximately 2,065 usable square feet and approximately 2,430 rentable square feet, as shown on the attached Exhibit A.1;

(ii) Suite 150 on the first floor of the Building, consisting of approximately 8,613 usable square feet and approximately 10,133 rentable square feet, as shown on the attached Exhibit A.1; and

(iii) Suite 200 on the second floor of the Building, consisting of approximately 25,733 usable square feet and approximately 30,274 rentable square feet,

comprising in the aggregate a total of approximately 36,411 usable square feet and approximately 42,837 rentable square feet.

“Expansion Date” means July 1, 2020.

“Lease” means the Lease, dated June 7, 2019, entered into between Landlord, as landlord, and Tenant, as tenant, and, where applicable, as amended by this Amendment.

2. Purpose. The Lease currently covers the Existing Space. The Parties desire to add the Additional Space to the Lease as of the Expansion Date in accordance with the terms and conditions set forth in this Amendment.

First Amendment to Lease

North Slope One, LLC / Purple Innovation, LLC

3. Commencement Date. The definition of “Commencement Date” set forth in Paragraph 1 (Definitions) of the Lease is revised to read as follows:

“Commencement Date” means January 1, 2020.

4. Basic Monthly Rent—Existing Space. Commencing on the Commencement Date, which now is a fixed date, and continuing through and including January 31, 2021, Basic Monthly Rent under the Lease for the Existing Space shall be payable as follows, based on 42,837 rentable square feet, which amounts are subject to adjustment as set forth in the definition of “Premises”:

		Annual Cost Per
Periods	Basic Monthly Rent	Rentable Square Foot

January 1, 2020 through July 31, 2020, inclusive	$24,988.25 per month	$7.00

August 1, 2020 through December 31, 2020, inclusive	$96,383.25 per month	$27.00

January 1, 2021 through January 31, 2021, inclusive	$98,810.68 per month	$27.68

5. Basic Monthly Rent—Additional Space. Commencing on the Expansion Date, which is a fixed date, and continuing through and including January 31, 2021, Basic Monthly Rent under the Lease for the Additional Space shall be payable as follows, based on 14,697 rentable square feet, which amounts are subject to adjustment as set forth in the definition of “Premises”:

		Annual Cost Per
Periods	Basic Monthly Rent	Rentable Square Foot

July 1, 2020 through December 31, 2020, inclusive	$8,573.25 per month	$7.00

January 1, 2021 through January 20, 2021, inclusive[1]	$5,531.13	$7.00

January 21, 2021 through January 31, 2021, inclusive	$12,029.42	$27.68

1 The length of the period during which Basic Monthly Rent for the Additional Space at $7.00 per rentable square foot on an annual basis is payable is calculated as follows: 114 months (number of months for which the Additional Space is leased) ÷ 120 months (number of months for which the Existing Space is leased) x 7 months (number of months of Basic Monthly Rent for the Existing Space at $7.00 per rentable square foot on an annual basis) = 6.65 months. 0.65 x 31 days = 20.2, say 20 days. So 6 months, 20 days.

First Amendment to Lease

North Slope One, LLC / Purple Innovation, LLC

6. Basic Monthly Rent—Entire Premises. Commencing on February 1, 2021, and continuing through and including December 31, 2029, Basic Monthly Rent under the Lease for the entire Premises shall be payable as follows, based on 57,534 rentable square feet, which amounts are subject to adjustment as set forth in the definition of “Premises”:

February 1, 2021 through December 31, 2021, inclusive	$132,711.76 per month	$27.68

January 1, 2022 through December 31, 2022, inclusive	$136,019.97 per month	$28.37

January 1, 2023 through December 31, 2023, inclusive	$139,424.06 per month	$29.08

January 1, 2024 through December 31, 2024, inclusive	$142,876.10 per month	$29.80

January 1, 2025 through December 31, 2025, inclusive	$146,471.98 per month	$30.55

January 1, 2026 through December 31, 2026, inclusive	$150,115.80 per month	$31.31

January 1, 2027 through December 31, 2027, inclusive	$153,855.51 per month	$32.09

January 1, 2028 through December 31, 2028, inclusive	$157,739.05 per month	$32.90

January 1, 2029 through December 31, 2029, inclusive	$161,670.54 per month	$33.72

7. Premises. Effective as of, and for the period on and after, the Expansion Date, the first sentence in the definition of “Premises” in Paragraph 1 (Definitions) of the Lease is revised to read as follows, with the reference to Exhibit A.1 being to Exhibit A.1 of this Amendment:

“Premises” means:

(i) the usable square feet on the first floor of the Building, consisting of approximately 23,170 usable square feet and approximately 27,260 rentable square feet, as shown on the attached Exhibit A.1; and

(ii) Suite 200 on the second floor of the Building, consisting of approximately 25,733 usable square feet and approximately 30,274 rentable square feet, comprising in the aggregate a total of approximately 48,903 usable square feet and approximately 57,534 rentable square feet, subject to final measurement and verification as set forth below in this definition.

First Amendment to Lease

North Slope One, LLC / Purple Innovation, LLC

8. Security Deposit. The definition of “Security Deposit” set forth in Paragraph 1 (Definitions) of the Lease is revised to read as follows:

“Security Deposit” means an amount equal to Basic Monthly Rent for the final calendar month of the initial period constituting the Term ($161,670.54), which amount is subject to adjustment as set forth in the definition of “Premises”.

9. Tenant’s Parking Stall Allocation; Tenant’s Percentage of Operating Expenses. Effective as of, and for the period on and after, the Expansion Date, the following definitions in Paragraph 1 (Definitions) of the Lease are revised to read as follows:

“Tenant’s Parking Stall Allocation” means two hundred forty-five (245) parking stalls, based on five (5) parking stalls per 1,000 usable square feet of the Premises having 48,903 usable square feet, which number of parking stalls is subject to adjustment as set forth in the definition of “Premises”, and is inclusive of the reserved parking stalls described in Paragraph 19.1(a).

“Tenant’s Percentage of Operating Expenses” means 38.483 percent, which is the percentage determined by dividing the rentable square feet of the Premises (57,534 rentable square feet) by the rentable square feet of the Building (149,506 rentable square feet) (whether or not leased), multiplying the quotient by 100 and rounding to the third (3rd) decimal place, which percentage is subject to adjustment as set forth in the definition of “Premises”.

10. Improvement of Additional Space. The Additional Space shall be improved in the same manner as the Existing Space under the Lease, with the Landlord’s Work regarding the Additional Space being completed prior to the Expansion Date; provided, however, that the TI Allowance for the Additional Space shall be $49.24 per usable square foot of the Additional Space ($615,106.08 based on 12,492 usable square feet), the total amount of which shall be subject to adjustment as set forth in the definition of “Premises” in Paragraph 1 of the Lease. The per usable square foot amount of the TI Allowance for the Additional Space is calculated by multiplying $52.00 by a fraction, the numerator of which is the number of full calendar months (107 calendar months) in which full Basic Monthly Rent for the Additional Space is payable (that is, Basic Monthly Rent not discounted to $7.00 per rentable square foot on an annual basis), and the denominator of which is the number of full calendar months (113 calendar months) in which full Basic Monthly Rent for the Existing Space is payable, as follows: $52.00 x 107 / 113 = $49.24.

11. Security Deposit. Based on the new rentable square footage of the Premises set forth in this Amendment, the amount of the Security Deposit, as set forth above, will be $161,670.54, increasing the current Security Deposit, which is $120,371.97, by $41,298.57. Therefore, concurrently with the execution and delivery of this Amendment, Tenant shall pay to Landlord the sum of $41,298.57, the additional incremental amount of the Security Deposit, or such greater amount as is necessary to cause the Security Deposit held by Landlord to equal $161,670.54.

First Amendment to Lease

North Slope One, LLC / Purple Innovation, LLC

12. Enforceability. Each Party represents and warrants that:

(a) such Party was duly formed and is validly existing and in good standing under the laws of the state of its formation;

(b) such Party has the requisite power and authority under all applicable laws and its governing documents to execute, deliver and perform its obligations under this Amendment;

(c) the individual executing this Amendment on behalf of such Party has full power and authority under such Party’s governing documents to execute and deliver this Amendment in the name of, and on behalf of, such Party and to cause such Party to perform its obligations under this Amendment;

(d) this Amendment has been duly authorized, executed and delivered by such Party; and

(e) this Amendment is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.

13. Brokerage Commissions. Except as may be set forth in one or more separate agreements between (i) Landlord and Landlord’s broker, or (ii) Landlord or Landlord’s broker and Tenant’s broker:

(a) Landlord represents and warrants to Tenant that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by Landlord; and

(b) Tenant represents and warrants to Landlord that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by Tenant.

Landlord shall indemnify, defend and hold harmless Tenant from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by Tenant.

14. Entire Agreement. The Lease, as amended by this Amendment, exclusively encompasses the entire agreement of the Parties, and supersedes all previous negotiations, understandings and agreements between the Parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence. Each Party acknowledges and represents, by its signature below, that such Party has not relied on any representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance, except those expressly set forth in the Lease and this Amendment, made by or on behalf of the other Party or any other person whatsoever, prior to the execution of this Amendment. Each Party waives all rights and remedies, at law or in equity, arising or which may arise as the result of such Party’s reliance on such representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance.

First Amendment to Lease

North Slope One, LLC / Purple Innovation, LLC

15. Facsimile or Electronic Mail Signatures. Signatures to this Amendment transmitted by telecopy or electronic mail shall be valid and effective to bind the Party so signing, it being expressly agreed that each Party to this Amendment shall be bound by its own telecopied or electronically mailed signature and shall accept the telecopied or electronically mailed signature of the other Party to this Amendment.

16. General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. Except as specifically changed by this Amendment, the Lease is ratified and affirmed in its entirety and the Lease provisions continue in full force and effect. This Amendment shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each exhibit referred to in, and attached to, this Amendment is an integral part of this Amendment and is incorporated in this Amendment by this reference.

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First Amendment to Lease

North Slope One, LLC / Purple Innovation, LLC

THE PARTIES have executed this Amendment on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

NORTH SLOPE ONE, LLC,
a Utah limited liability company

By	/s/ Andrew Bybee

Print or Type Name of Signatory:

Andrew Bybee

Its	Manager

Date	11/19/2019

TENANT:

PURPLE INNOVATION, LLC,
a Delaware limited liability company

By	/s/ Craig Phillips

Print or Type Name of Signatory:

Craig Phillips

Its	Chief Financial Officer

Date	11/19/2019

First Amendment to Lease

North Slope One, LLC / Purple Innovation, LLC

EXHIBIT A.1

to

FIRST AMENDMENT TO LEASE

ADDITIONAL SPACE

First Amendment to Lease

North Slope One, LLC / Purple Innovation, LLC

Exhibit A.1 – Page 1